UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

     On May 6, 2010, Jack Henry & Associates, Inc., a Delaware corporation (the "Company" or "Jack Henry"), entered into a Securities Purchase Agreement ("Purchase Agreement") with iPay Technologies Holding Company, LLC, a Delaware limited liability company ("iPay") and the sellers named on the signature pages thereto (the "Sellers").

     Under the terms of the Purchase Agreement, at the closing Jack Henry will purchase all of the equity of iPay for a purchase price of $300 million. At closing, a portion of the purchase price will be placed into an escrow account as security for Sellers indemnification obligations under the Purchase Agreement. The purchase price is subject to adjustment at and after the closing in the event the working capital associated with iPay deviates from a threshold amount. Seller and Jack Henry made customary representations, warranties and covenants in the Purchase Agreement. The transaction is also subject to customary closing conditions and regulatory approvals.

     Statements made in this Form 8-K that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.

Item 8.01     Other Events.

     On May 7, 2010, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.
Exhibit No.	Description

99.1	Press Release dated May 7, 2010 issued by Jack Henry & Associates, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
JACK HENRY & ASSOCIATES, INC.

By:	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer

Date: May 10, 2010

INDEX TO EXHIBITS
Exhibit No.	Description

99.1	Press Release dated May 7, 2010 issued by Jack Henry & Associates, Inc.